Exhibit 99.(e)(3)

FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This First Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 31, 2017 by and between The Boston Trust & Walden Funds n/k/a Boston Trust Walden Funds  ( “Fund Company”) and BHIL Distributors, LLC n/k/a Foreside Financial Services, LLC (“Foreside”) is entered into as of September 4, 2019 (the “Effective Date”).

WHEREAS, Fund Company and Foreside (“Parties”) desire to amend the Agreement to reflect unrelated changes in the Parties’ names from The Boston Trust & Walden Funds to Boston Trust Walden Funds and from BHIL Distributors, LLC to Foreside Financial Services, LLC;

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect a Fund change of name from “Walden Asset Management Fund” to “Walden Balanced Fund”; and

WHEREAS, Section 15 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.              Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.              The Agreement is hereby amended to reflect unrelated changes in the Parties’ names from The Boston Trust & Walden Funds to Boston Trust Walden Funds and from BHIL Distributors, LLC to Foreside Financial Services, LLC.

3.              Exhibit A to the Agreement is hereby deleted and replaced by Exhibit A attached hereto to reflect a Fund change of name from “Walden Asset Management Fund” to “Walden Balanced Fund;”

4.              Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.              This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

BOSTON TRUST WALDEN FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Lucia Santini	By:	/s/ Mark Fairbanks

Name:	Lucia Santini	Name:	Mark Fairbanks

Title:	President	Title:	Vice President

EXHIBIT A

Fund Names

This Exhibit A shall apply to the Shares of the Funds in the Trust as listed below and any other series that may be started in the future, as reflected by amendment to this list:

Boston Trust Asset Management Fund

Boston Trust Equity Fund

Boston Trust Midcap Fund

Boston Trust SMID Cap Fund

Boston Trust Small Cap Fund

Walden Balanced Fund

Walden Equity Fund

Walden Midcap Fund

Walden Small Cap Fund

Walden SMID Cap Fund

Walden International Equity Fund